                         AGREEMENT AND PLAN OF REORGANIZATION

                                       BETWEEN

                               COLUMBIA CAPITAL CORP.,

                                         AND

                          FIRST INDEPENDENT COMPUTERS, INC.


                                  TABLE OF CONTENTS

     1.  Plan of Reorganization. . . . . . . . . . . . . . . . . . . . . . . .  1

     2.  Exchange of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  1

     3.  Pre-Closing Events. . . . . . . . . . . . . . . . . . . . . . . . . .  2

     4.  Exchange of Securities. . . . . . . . . . . . . . . . . . . . . . . .  2

     5.  Post Acquisition Events . . . . . . . . . . . . . . . . . . . . . . .  3

     6.  Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

     7.  Delivery of Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  3

     8.  Representations of FIC Shareholders . . . . . . . . . . . . . . . . .  3

     9.  Representations of FIC. . . . . . . . . . . . . . . . . . . . . . . .  4

    10.  Representations of Columbia and Dixon . . . . . . . . . . . . . . . .  5

    11.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

    12.  Conditions Precedent to the Obligations of FIC. . . . . . . . . . . .  7

    13.  Conditions Precedent to the Obligations of Columbia . . . . . . . . .  9

    14.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    15.  Nature and Survival of Representations. . . . . . . . . . . . . . . . 10

    16.  Documents at Closing. . . . . . . . . . . . . . . . . . . . . . . . . 10

    17.  Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

    18.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Exhibit A - FIC Stockholder Schedule
Exhibit B - Amendment to Certificate of Incorporation
Exhibit C - Investment Letter

                                         (i)
                         AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 29th day of August, 1997, by and among Columbia Capital Corp., a Delaware corporation (hereinafter "Columbia"); Lynn Dixon an officer, director and principal shareholder of Columbia (hereinafter "Dixon"); First Independent Computers, Inc., a Texas corporation (hereinafter "FIC"), and the owners of all the outstanding shares of common stock of FIC (hereinafter the "FIC Stockholders").

                                      RECITALS:

     WHEREAS, the FIC Stockholders own all of the issued and outstanding common stock of FIC which comprises 1,000 shares (the "FIC Common Stock"). Columbia desires to acquire the FIC Common Stock solely in exchange for voting common stock of Columbia, making FIC a wholly-owned subsidiary of Columbia; and

     WHEREAS, the FIC Stockholders (as set forth on the attached Exhibit "A") desire to acquire voting common stock of Columbia in exchange for the FIC Common Stock, as more full set forth herein.

     NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt of and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                      AGREEMENT

     1. PLAN OF REORGANIZATION. It is hereby agreed that all of the FIC Common Stock shall be acquired by Columbia in exchange solely for Columbia common voting stock (the "Columbia Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of FIC shall be acquired by Columbia in exchange solely for Columbia common voting stock and that this entire transaction qualify as an organizational exchange under Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder and/or a corporate reorganization under Section 368(a)(1)(B).

     2. EXCHANGE OF SHARES. Columbia and FIC Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the FIC Common Stock shall be delivered at Closing to Columbia in exchange for the Columbia Shares, after giving effect to a 1 for 2 reverse stock split as to all presently outstanding shares of Columbia common stock, as follows:

      (a) The Columbia Shares will, on the Closing Date or at the Closing, be delivered to FIC Stockholders in exchange for their FIC Common Stock on the basis of 11,250 Columbia Shares for each outstanding share of the FIC Common Stock.

      (b) At Closing, Columbia shall, subject to the conditions set forth herein, issue an aggregate of 11,250,000 shares of Columbia common stock to the FIC Stockholders. The 11,250,000 shares and all future references herein to the Columbia Shares are stated after giving effect to a 1 for 2 reverse stock split of the currently outstanding shares of common stock of Columbia (the "Columbia Reverse Stock Split").

     (c)  Each FIC Stockholder shall execute this Agreement.

     (d) Unless otherwise agreed by Columbia and FIC this transaction shall close only in the event Columbia is able to acquire all of the outstanding FIC Common Stock.

     3. PRE-CLOSING EVENTS. The Closing is subject to the completion of the following:

     (a) Columbia shall have authorized 50,000,000 shares of $.001 par value common stock an 5,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

     (b) Columbia shall have effectuated the Columbia Reverse Stock Split at or prior to Closing, and shall have 1,250,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

     (c) Columbia shall demonstrate to the reasonable satisfaction of FIC that it has no material assets and no liabilities contingent or fixed.

     4. EXCHANGE OF SECURITIES. As of the Closing Date each of the following shall occur:

     (a) Each share of FIC Common Stock issued and outstanding immediately prior to the Closing Date shall be exchanged for 11,250 shares of Columbia common stock. All such outstanding shares of FIC Common Stock shall be deemed, after Closing, to be owned by Columbia. The holders of such certificates previously evidencing shares of FIC Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of FIC Common Stock except as otherwise provided herein or by law;

     (b) Any shares of FIC Common Stock held in the treasury of FIC immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

     (c) The 1,250,000 shares of Columbia common stock previously issued and outstanding prior to the Closing will remain outstanding.

     5. POST-ACQUISITION EVENTS. Upon Closing, the following shall be accomplished:

     (a) Columbia shall file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware in substantially the form attached hereto as Exhibit "B" effecting an amendment to its certificate of incorporation and to accomplish the Columbia Reverse Stock Split set forth in the attached Exhibit "B".

     (b) The resignation of the existing Columbia officers and directors and appointment of new officers and directors as described in Section 12(f) hereof.

     6.  OTHER MATTERS.

     (a) Except for the recapitalization of Columbia, including the Columbia Reverse Stock Split, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of, Columbia's capital stock after the date hereof and there shall be no dividends paid on Columbia's capital stock after the date hereof, in each case through and including the Closing Date.

     (b) FIC shall have received all requisite director and shareholder approval of all matters set forth herein, and no shareholder of FIC shall have exercised any dissenters rights under applicable corporate law.

     (c) Columbia shall have received all requisite shareholder approval of the matters set forth herein.

     7. DELIVERY OF SHARES. On or as soon as practicable after the Closing Date, FIC will use its best efforts to cause the FIC Stockholders to surrender for cancellation certificates representing their shares of FIC Common Stock, against delivery of certificates representing the Columbia Shares for which the shares of FIC Common Stock are to be exchanged at Closing.


     8. REPRESENTATIONS OF FIC STOCKHOLDERS. FIC Stockholders hereby represent and warrant each only as to its own FIC Common Stock, effective this date and the Closing Date as follows:

     (a) Except as may be set forth in Exhibit "A", the FIC Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date FIC Stockholders will have good title and the unqualified right to transfer and dispose of such FIC Common Stock.

     (b) Each FIC Stockholder, respectively, is the sole owner of the issued and outstanding FIC Common Stock as set forth in Exhibit "A";

     (c) No FIC Stockholder has the present intent to sell or dispose of the Columbia Shares and no FIC Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Columbia Shares.

     9. REPRESENTATIONS OF FIC. FIC hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

     (a) Except as noted on Exhibit "A", the FIC Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of FIC.

     (b) FIC has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in Exhibit "A", attached hereto.

     (c) The audited financial statements as of and for the four months ended April 30, 1997, and years ended December 31, 1996 and 1995, which have been delivered to Columbia (hereinafter referred to as the "FIC Financial Statements") are complete and accurate and fairly present the financial condition of FIC as of the dates thereof and the results of its operations for the periods covered; subject to normal year-end adjustments in the case of the April 30, 1997 statements. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the FIC Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of FIC as reflected in the FIC Financial Statements. FIC has good title to all assets shown on the FIC Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The FIC Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

     (d) Since the date of the FIC Financial Statements, there have not been any material adverse changes in the financial position of FIC except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of FIC.

     (e) FIC is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the FIC Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against FIC.

     (f) FIC is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on FIC.

     (g) FIC has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     (h) FIC has not materially breached any material agreement to which it is a party. FIC has previously given Columbia copies or access thereto of all material contracts, commitments and/or agreements to which FIC is a party including all relationships or dealings with related parties or affiliates.

     (i)  FIC has no subsidiary corporations.

     (j) FIC has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of Columbia prior to the Closing Date, during reasonable business hours and on reasonable notice.

     (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which FIC is a party and has been duly authorized by all appropriate and necessary corporate action and FIC, to the extent required, has obtained all necessary approvals or consents required by any agreement to which FIC is a party.

     (l) All information regarding FIC which is set forth in its Confidential Business Plan dated July 1997, or otherwise delivered to Columbia by FIC for use in connection with the transaction described herein is true, complete and accurate in all material respects.

     10. REPRESENTATIONS OF COLUMBIA AND DIXON. Columbia and Dixon hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing
Date:

     (a) As of the Closing Date, the Columbia Shares, to be issued and delivered to the FIC Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Columbia common stock, fully-paid and nonassessable.

     (b) Columbia has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Columbia. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Columbia is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Columbia or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of Columbia.

     (c) Columbia has delivered to FIC a true and complete copy of its audited financial statements for the years ended December 31, 1996 and 1995, (the "Columbia Financial Statements"). The Columbia Financial Statements are complete, accurate and fairly present the financial condition of Columbia as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein except as provided in subparagraph (e) below. The Columbia financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Columbia as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

     (d) Since December 31, 1996, there have not been any material adverse changes in the financial condition of Columbia except advances by Dixon to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing such advances and all accounts payable and other liabilities of Columbia shall be paid and satisfied.

     (e) Columbia is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the Columbia Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Dixon, threatened or contemplated against or affecting Columbia, its management or its properties.

     (f) Columbia is duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

     (g) Columbia has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Columbia, and has paid or made adequate provision in the Columbia Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Columbia is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

     (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Columbia, except as contemplated in this agreement.

     (i) The corporate financial records, minute books, and other documents and records of Columbia have been made available to FIC prior to the Closing.

     (j) Columbia has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Columbia has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Columbia is subject. Columbia hereby represents that it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to FIC all relationships or dealings with related parties or affiliates.

     (k) Columbia common stock is eligible for quotation on the NASD Electronic Bulletin Board and there are no stop orders in effect with respect thereto.

     (l)  All information regarding Columbia which has been provided to FIC
in the Columbia Information Statement dated August     , 1997 or otherwise
disclosed to the public in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. Columbia and Dixon make no representations or warranties regarding disclosures as to FIC or its proposed business.

     11. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than September 30, 1997, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the Columbia Shares are issued in exchange for the FIC Common Stock.

     12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF FIC. All obligations of FIC under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of Dixon and Columbia contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

     (b) Columbia shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

     (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of Columbia, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

     (d) On or before the Closing Date, Columbia shall have delivered to FIC certified copies of resolutions of the board of directors and shareholders of Columbia approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Columbia to comply with the terms of this Agreement including the election of FIC's nominees to the Board of Directors of Columbia and all matters outlined herein.

     (e) The Acquisition shall be permitted by applicable state law and Columbia shall have sufficient shares of its capital stock authorized to complete the Acquisition.

     (f) At Closing, the existing officers and directors of Columbia shall have resigned in writing from all positions as directors and officers of Columbia upon the election and appointment of the FIC nominees.

     (g) At the Closing, all instruments and documents delivered to FIC and FIC Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for FIC.

     (h) The shares of restricted Columbia capital stock to be issued to FIC Stockholders at Closing will be validly issued, nonassessable and fully-paid under Delaware corporation law and will be issued in a nonpublic offering and isolated transaction in compliance with all federal, state and applicable securities laws.

     (i) FIC shall have received the advice of its tax advisor, if deemed necessary by FIC, that the exchange of shares is a tax free reorganization as to the exchanging FIC shareholders.

     (j) FIC shall have received all necessary and required approvals and consents from required parties and its shareholders.

     (k) At the Closing, Columbia shall have delivered to FIC an opinion of its counsel dated as of the Closing to the effect that:

          (i) Columbia is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii) This Agreement has been duly authorized, executed and delivered by Columbia and is a valid and binding obligation of Columbia enforceable in accordance with its terms;

          (iii) Columbia each through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

          (iv) The documents executed and delivered by Columbia to FIC and FIC Stockholders hereunder are valid and binding in accordance with their terms and vest in

     FIC Stockholders, as the case may be, all right, title and interest in and to the Columbia Shares to be issued pursuant to the terms hereof, and the Columbia Shares when issued will be duly and validly issued, fully-paid and nonassessable;

          (v) Columbia has the corporate power to execute, deliver and perform under this Agreement;

          (vi) Legal counsel for Columbia is not aware of any liabilities, claims or lawsuits involving Columbia;

     13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COLUMBIA. All obligations of Columbia under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties by FIC contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     (b) FIC shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

     (c) FIC shall deliver on behalf of the FIC Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the Columbia Shares are being acquired for investment purposes.

     (d)  FIC shall deliver an opinion of its legal counsel to the effect that:

          (i) FIC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on FIC;

          (ii) This Agreement has been duly authorized, executed and delivered by FIC.

          (iii) The documents executed and delivered by FIC and FIC Stockholders to Columbia hereunder are valid and binding in accordance with their terms and vest in Columbia all right, title and interest in and to the FIC Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

     14. INDEMNIFICATION. For a period of one year from the Closing, Columbia and Dixon agree to jointly and severally indemnify and hold harmless FIC, and FIC agrees to indemnify and hold harmless Columbia and Dixon, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

     15. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     16. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

     (a) FIC will deliver, or will cause to be delivered, to Columbia the following:

          (i) a certificate executed by the President and Secretary of FIC to the effect that all representations and warranties made by FIC under this Agreement are true and correct as of the Closing, the same as though originally given to Columbia on said date;

          (ii) a certificate from the state of incorporation of FIC dated at or about the Closing to the effect that FIC is in good standing under the laws of said state;

          (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each FIC Stockholder;

          (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

          (v) certified copies of resolutions adopted by the shareholders and directors of FIC authorizing this transaction; and

          (vi) all other items, the delivery of which is a condition precedent to the obligations of Columbia as set forth herein.

          (vii)  the legal opinion required by Section 13(d) hereof.

     (b)  Columbia will deliver or cause to be delivered to FIC:

          (i) stock certificates representing the Columbia Shares to be issued as a part of the stock exchange as described herein;

          (ii) a certificate of the President of Columbia, to the effect that all representations and warranties of Columbia made under this Agreement are true and correct as of the Closing, the same as though originally given to FIC on said date;

          (iii) certified copies of resolutions adopted by Columbia's board of directors and Columbia's Stockholders authorizing the Acquisition and all related matters;

          (iv) certificate from the jurisdiction of incorporation of Columbia dated at or about the Closing Date that Columbia is in good standing under the laws of said state;

          (v) opinion of Columbia's counsel as described in Section 12(k) above;

          (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

          (vii) resignation of all of the existing officers and directors of Columbia; and

          (viii) all other items, the delivery of which is a condition precedent to the obligations of FIC, as set forth in Section 13 hereof.

     17. FINDER'S FEES. Columbia, represents and warrants to FIC, and FIC represents and warrants to Columbia that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, Columbia, on the one hand, and FIC on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

     18.  MISCELLANEOUS.

     (a) FURTHER ASSURANCES. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     (c) TERMINATION. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified in Sections 12 and 13 are not met by September 30, 1997, unless extended, or (ii) any of the representations and warranties made herein have been materially breached.

     (d) AMENDMENT. This Agreement may be amended only in writing as agreed to by all parties hereto.

     (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

     (f) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     (i) ENTIRE AGREEMENT. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

     (j)  TIME.  Time is of the essence.

     (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (l) RESPONSIBILITY AND COSTS. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                      COLUMBIA CAPITAL CORP.


                                      By: /s/ Lynn Dixon
                                         --------------------------------------
                                           Lynn Dixon, President and Secretary

                                          /s/ Lynn Dixon
                                         --------------------------------------
                                           Lynn Dixon, individually


                                      FIRST INDEPENDENT COMPUTERS, INC.


                                      By: /s/ Kenneth Klotz
                                          -------------------------------------
                                           Kenneth Klotz, President

                                      By: /s/ Glenn M. Gallant
                                          -------------------------------------
                                           Glenn M. Gallant, Secretary


                                      SHAREHOLDERS OF FIRST INDEPENDENT
                                      COMPUTERS, INC.


                                          /s/ Douglas R. Baetz
                                          -------------------------------------
                                           Douglas R. Baetz

                                          /s/ Glenn M. Gallant
                                          -------------------------------------
                                           Glenn M. Gallant

                                     EXHIBIT "A"

                       TO AGREEMENT AND PLAN OF REORGANIZATION

                               LIST OF FIC STOCKHOLDERS

                                      FIC                     COLUMBIA SHARES
NAME                            SHARES                              TO BE ISSUED
----                            ------                        ------------------
Douglas R. Baetz                      500                              5,625,000



Glenn M. Gallant                      500                              5,625,000



                                    -----                             ----------
                                    1,000                             11,250,000

                                     EXHIBIT "B"


                       TO AGREEMENT AND PLAN OF REORGANIZATION

                  FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                                COLUMBIA CAPITAL CORP.
                              CERTIFICATE OF AMENDMENT
                                          TO
                             CERTIFICATE OF INCORPORATION


     Columbia Capital Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     1ST: That by unanimous written consent of the Board of Directors of Columbia Capital Corp., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall read as set forth below:

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is:

     Fifty Million (50,000,000) Shares of Common Stock With Par Value of $.001 each, amounting in total to Fifty Thousand Dollars ($50,000.00) and Five Million (5,000,000) Shares of Preferred Stock With Par Value of $.001 each, amounting in total to Five Thousand Dollars ($5,000.00).

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     2ND:  The Corporation has effectuated a 1 for 2 reverse stock split as to
its shares of common stock outstanding as of August     , 1997, which decreases
said shares from 2,500,000 shares to 1,250,000 shares. The reverse stock split shall not change the authorized capital stock of the Corporation or par value thereof from that authorized in the amended Fourth Article set forth above. No fractional shares will be issued in connection with the reverse stock split and all fractional interests will be rounded up to the next whole share. A shareholder of the Corporation has contributed sufficient outstanding shares of the Corporation's common stock to offset shares issued in lieu of fractional shares. The reverse stock split, without a corresponding change in par value, reduces the capital of the Corporation by transferring $1,250 of stated capital to capital surplus. The assets of the Corporation remaining after such reduction in capital are sufficient to pay any debts of the Corporation for which payment has not been otherwise provided.

     3RD: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

     4TH: That said amendment were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

     IN WITNESS WHEREOF, said Columbia Capital Corp., has caused this certificate to be signed by Lynn Dixon, its President and its Secretary -Treasurer, this 3rd day of August, 1997.


                                   By:
                                       -------------------------------------
                                       Lynn Dixon, President and
                                                   Secretary - Treasurer

                                     EXHIBIT "C"


                       TO AGREEMENT AND PLAN OF REORGANIZATION

                              FORM OF INVESTMENT LETTER

                                  INVESTMENT LETTER


TO THE BOARD OF DIRECTORS OF COLUMBIA CAPITAL CORP.


     The undersigned hereby represents to the Corporation, that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof;
(2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned hereby agrees to not transfer the Securities or any interest therein outside of the United States without the express written permission of the Corporation.

     The undersigned acknowledges that he has been afforded access to all disclosure documents and information regarding the Corporation.

     The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being purchased. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding registration of the Securities or compliance with any exemption under the Act.

      By reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment by me in the Securities.

     I am capable of bearing the economic risks of an investment in the Securities. I fully understand the speculative nature of the Securities.

     My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                               Very truly yours,



                                               -----------------------------

                                               Date:                , 199
                                                     ---------------     -